Exhibit 99.1

Contact:	Adam N. Satterfield
Senior Vice President - Finance and Chief Financial Officer
(336) 822-5721

OLD DOMINION FREIGHT LINE INCREASES THIRD-QUARTER REVENUE 21.2%
TO $1.06 BILLION AND GROWS EARNINGS PER DILUTED SHARE 71.0% TO $2.12

Achieves Company Record Operating Ratio of 78.4%

THOMASVILLE, N.C. - (October 25, 2018) - Old Dominion Freight Line, Inc. (Nasdaq: ODFL) today announced financial results for the three-month and nine-month periods ended September 30, 2018, which include the following:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(In thousands, except per share amounts)	2018	2017	% Chg.	2018	2017	% Chg.
Total revenue	$1,058,233	$872,987	21.2%	$3,016,751	$2,466,995	22.3%
LTL services revenue	$1,041,854	$859,832	21.2%	$2,971,399	$2,426,419	22.5%
Other services revenue	$16,379	$13,155	24.5%	$45,352	$40,576	11.8%
Operating income	$228,385	$163,875	39.4%	$598,206	$432,429	38.3%
Operating ratio	78.4%	81.2%		80.2%	82.5%
Net income	$173,442	$102,314	69.5%	$446,209	$266,524	67.4%
Diluted earnings per share	$2.12	$1.24	71.0%	$5.43	$3.23	68.1%
Diluted weighted average shares outstanding	81,976	82,381	(0.5)%	82,166	82,418	(0.3)%
“Old Dominion Freight Line’s third quarter represents another period of substantial growth with results that included many new Company records,” remarked Greg C. Gantt, the Company’s President and Chief Executive Officer. “We continued to benefit from the strong domestic economy and available capacity within our service center network, which supported our ability to win market share during the quarter. Revenue increased at a rate above 20% for the third straight quarter, and the combination of quality revenue growth and ongoing cost control measures allowed us to improve our operating ratio to a new Company record of 78.4%.
“The 21.2% growth in revenue over the same period of last year included a 12.5% increase in LTL revenue per hundredweight and an 8.1% increase in LTL tons. The increase in LTL tons resulted from an increase in LTL shipments of 9.7% that was partially offset by a 1.4% decrease in LTL weight per shipment. While a decrease in weight per shipment can be an indicator of a slowing economy, we believe this decrease was primarily due to operational changes we made at the end of the second quarter that were designed to reduce the number of heavy-weighted shipments in

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ODFL Reports Third-Quarter Financial Results

October 25, 2018

our network. The decrease in LTL weight per shipment, as well as a 0.1% increase in length of haul, contributed to the improvement in our reported yield. LTL revenue per hundredweight, excluding fuel surcharges, grew 9.0% for the third quarter, as we also continued our focus on yield-improvement initiatives designed to improve individual account profitability.
“We improved most of our cost categories as a percent of revenue during the third quarter, although operating supplies and expenses increased 90 basis points due primarily to the rising cost of diesel fuel. Salaries, wages and benefits improved to 50.7% of revenue as compared to 52.9% for the third quarter of last year despite a 16.2% increase in average full-time employees. We believe the size of our current workforce is generally appropriate and do not anticipate any major changes to our headcount during the fourth quarter. Income tax expense for the third quarter benefited from certain discrete tax adjustments as well as a slight decrease in our annual effective tax rate.”
Cash Flow and Use of Capital
Old Dominion’s net cash provided by operating activities was $250.7 million for the third quarter of 2018 and $675.4 million for the first nine months of the year, an increase of 67.7% and 74.1%, respectively, from the comparable periods in 2017. The Company had $177.5 million in cash and cash equivalents at the end of the third quarter of 2018, and its ratio of debt-to-total capitalization was 1.7% compared with 4.0% at December 31, 2017.
Capital expenditures were $177.6 million for the third quarter of 2018 and $469.9 million for the first nine months of the year. The Company expects our capital expenditures for 2018 to total approximately $555 million, including planned expenditures of $200 million for real estate and service center expansion projects; $300 million for tractors and trailers; and $55 million for technology and other assets.
Old Dominion returned $39.8 million of capital to its shareholders in the third quarter of 2018 and $108.6 million for the first nine months of the year. For the first nine months, the total consisted of $76.6 million of share repurchases and $32.0 million of cash dividends.
Summary
Mr. Gantt concluded, “Old Dominion achieved Company records for revenue and profitability during the third quarter. The quarterly results once again reflect the consistent execution of our long-term business strategy of providing on-time, claims-free service at a fair price. While this strategy has allowed us to increase our market share significantly over time - regardless of the economic environment - our ability to grow requires consistent investments in capacity, technology, and our employees. Our OD Family of employees remains committed to providing our customers with the best service in the industry, which gives us confidence in Old Dominion’s ability to produce further profitable growth and increase shareholder value.”
Old Dominion will hold a conference call to discuss this release today at 10:00 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to ir.odfl.com. Please log on at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at this website shortly after the call through November 24, 2018. A telephonic replay will also be available through November 3, 2018, at (719) 457-0820, Confirmation Number 3409151.
Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the competitive environment with respect to industry capacity and pricing, including the use of fuel surcharges, which could negatively impact our total overall pricing strategy and our ability to cover our operating expenses; (2) our ability to collect fuel surcharges and the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (3) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (4) the challenges associated with executing our growth strategy, including our ability to successfully consummate and integrate any acquisitions; (5) changes in our goals and strategies, which are subject to change at any

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ODFL Reports Third-Quarter Financial Results

October 25, 2018

time at our discretion; (6) various economic factors such as recessions, downturns in the economy, global uncertainty and instability, changes in U.S. social, political, and regulatory conditions or a disruption of financial markets, which may decrease demand for our services; (7) the impact of changes in tax laws, rates, guidance and interpretations, including those related to certain provisions of the Tax Cuts and Jobs Act; (8) increases in driver and maintenance technician compensation or difficulties attracting and retaining qualified drivers and maintenance technicians to meet freight demand; (9) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers' compensation, group health and group dental, including increased premiums, adverse loss development, increased self-insured retention levels and claims in excess of insured coverage levels; (10) cost increases associated with employee benefits, including costs associated with employee healthcare plans; (11) the availability and cost of capital for our significant ongoing cash requirements; (12) the availability and cost of new equipment and replacement parts, including regulatory changes and supply constraints that could impact the cost of these assets; (13) decreases in demand for, and the value of, used equipment; (14) the availability and cost of diesel fuel; (15) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws, engine emissions standards, hours-of-service for our drivers, driver fitness requirements and new safety standards for drivers and equipment; (16) the costs and potential liabilities related to various legal proceedings and claims that have arisen in the ordinary course of our business, some of which include class-action allegations; (17) the costs and potential liabilities related to governmental proceedings, inquiries, notices or investigations; (18) the costs and potential liabilities related to our international business relationships; (19) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the Federal Motor Carrier Safety Administration (the “FMCSA”) and other regulatory agencies; (20) the costs and potential adverse impact of compliance associated with addressing interoperability between legacy electronic automatic on-board recording devices and electronic logging devices (“ELDs”) that comply with FMCSA’s ELD regulations and guidance; (21) seasonal trends in the less-than-truckload industry, including harsh weather conditions and disasters; (22) our dependence on key employees; (23) the concentration of our stock ownership with the Congdon family; (24) the costs and potential adverse impact associated with future changes in accounting standards or practices; (25) potential costs associated with cyber incidents and other risks, including system failure, security breach, disruption by malware or other damage; (26) failure to keep pace with developments in technology, any disruption to our technology infrastructure, or failures of essential services upon which our technology platforms rely, which could cause us to incur costs or result in a loss of business; (27) the costs and potential adverse impact associated with transitional challenges in upgrading or enhancing our technology systems; (28) damage to our reputation through unfavorable publicity; (29) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (30) dilution to existing shareholders caused by any issuance of additional equity; (31) the impact of a quarterly cash dividend or the failure to declare future cash dividends; (32) fluctuations in the market value of our common stock; (33) the impact of certain provisions in our articles of incorporation, bylaws, and Virginia law that could discourage, delay or prevent a change in control of us or a change in our management; and (34) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements as (i) these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.
Old Dominion Freight Line, Inc. is a leading, less-than-truckload ("LTL"), union-free motor carrier providing regional, inter-regional and national LTL services through a single integrated organization. Our service offerings, which include expedited transportation, are provided through an expansive network of service centers located throughout the continental United States. Through strategic alliances, the Company also provides LTL services throughout North America. In addition to its core LTL services, the Company offers a range of value-added services including container drayage, truckload brokerage and supply chain consulting.

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ODFL Reports Third-Quarter Financial Results

October 25, 2018

OLD DOMINION FREIGHT LINE, INC.
Statements of Operations

	Third Quarter				Year to Date
(In thousands, except per share amounts)	2018		2017		2018		2017
Revenue	$1,058,233	100.0%	$872,987	100.0%	$3,016,751	100.0%	$2,466,995	100.0%

Operating expenses:
Salaries, wages & benefits	536,513	50.7%	461,799	52.9%	1,560,073	51.7%	1,320,207	53.5%
Operating supplies & expenses	126,024	11.9%	95,543	11.0%	365,004	12.1%	275,110	11.2%
General supplies & expenses	31,209	3.0%	28,785	3.3%	91,076	3.0%	79,940	3.2%
Operating taxes & licenses	27,952	2.6%	24,547	2.8%	82,905	2.8%	73,530	3.0%
Insurance & claims	12,069	1.1%	10,700	1.2%	34,510	1.1%	28,804	1.2%
Communications & utilities	8,215	0.8%	6,490	0.7%	22,700	0.8%	20,945	0.9%
Depreciation & amortization	58,086	5.5%	51,934	6.0%	167,802	5.6%	152,670	6.2%
Purchased transportation	25,373	2.4%	22,739	2.6%	73,157	2.4%	61,596	2.5%
Building and office equipment rents	1,533	0.1%	2,018	0.2%	5,055	0.2%	6,114	0.2%
Miscellaneous expenses, net	2,874	0.3%	4,557	0.5%	16,263	0.5%	15,650	0.6%

Total operating expenses	829,848	78.4%	709,112	81.2%	2,418,545	80.2%	2,034,566	82.5%

Operating income	228,385	21.6%	163,875	18.8%	598,206	19.8%	432,429	17.5%

Non-operating expense (income):
Interest expense	29	0.0%	555	0.0%	51	0.0%	1,792	0.1%
Interest income	(778)	(0.1)%	(228)	(0.0)%	(1,902)	(0.1)%	(332)	(0.0)%
Other (income) expense, net	(70)	(0.0)%	(977)	(0.1)%	1,895	0.1%	(999)	(0.1)%

Income before income taxes	229,204	21.7%	164,525	18.9%	598,162	19.8%	431,968	17.5%

Provision for income taxes	55,762	5.3%	62,211	7.2%	151,953	5.0%	165,444	6.7%

Net income	$173,442	16.4%	$102,314	11.7%	$446,209	14.8%	$266,524	10.8%

Earnings per share:
Basic	$2.12		$1.24		$5.44		$3.24
Diluted	$2.12		$1.24		$5.43		$3.23

Weighted average outstanding shares:
Basic	81,885		82,286		82,068		82,317
Diluted	81,976		82,381		82,166		82,418

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ODFL Reports Third-Quarter Financial Results

October 25, 2018

OLD DOMINION FREIGHT LINE, INC.
Operating Statistics

	Third Quarter			Year to Date
	2018	2017	% Chg.	2018	2017	% Chg.
Work days	63	63	—%	191	191	—%
Operating ratio	78.4%	81.2%		80.2%	82.5%
LTL intercity miles (1)	173,124	156,343	10.7%	508,327	447,086	13.7%
LTL tons (1)	2,367	2,190	8.1%	7,104	6,308	12.6%
LTL shipments (1)	3,042	2,774	9.7%	8,879	8,039	10.4%
LTL revenue per intercity mile	$5.99	$5.46	9.7%	$5.85	$5.44	7.5%
LTL revenue per hundredweight	$21.90	$19.47	12.5%	$20.94	$19.28	8.6%
LTL revenue per hundredweight, excluding fuel surcharges	$18.86	$17.31	9.0%	$18.13	$17.17	5.6%
LTL revenue per shipment	$340.91	$307.45	10.9%	$335.05	$302.52	10.8%
LTL revenue per shipment, excluding fuel surcharges	$293.56	$273.38	7.4%	$290.07	$269.40	7.7%
LTL weight per shipment (lbs.)	1,557	1,579	(1.4)%	1,600	1,569	2.0%
Average length of haul (miles)	920	919	0.1%	917	918	(0.1)%
Average full-time employees	21,214	18,257	16.2%	20,434	17,804	14.8%

(1) -	In thousands
Note:
Our LTL operating statistics exclude certain transportation and logistics services where pricing is generally not determined by weight. These statistics also exclude adjustments to revenue for undelivered freight required for financial statement purposes in accordance with our revenue recognition policy.

OLD DOMINION FREIGHT LINE, INC.
Balance Sheets

	September 30,	December 31,
(In thousands)	2018	2017
Cash and cash equivalents	$177,468	$127,462
Other current assets	518,847	457,191
Total current assets	696,315	584,653
Net property and equipment	2,703,275	2,404,459
Other assets	89,722	79,312
Total assets	$3,489,312	$3,068,424

Current maturities of long-term debt	$—	$50,000
Other current liabilities	362,457	301,049
Total current liabilities	362,457	351,049
Long-term debt	45,000	45,000
Other non-current liabilities	464,923	395,521
Total liabilities	872,380	791,570
Equity	2,616,932	2,276,854
Total liabilities & equity	$3,489,312	$3,068,424
Note: The financial and operating statistics in this press release are unaudited.

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